(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                                   EXHIBIT 10.17

                         INFORMATION SERVICES AGREEMENT

        This Information Services Agreement (this "Agreement") is entered into as of June 29, 1999 (the "Effective Date"), by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 1900 South Norfolk Street, Suite 310, San Mateo, California, 94403 ("Inktomi") and N2H2, Inc., a Washington corporation with its principal place of business at 900 4th Avenue, Suite 3400, Seattle, Washington, 98164 ("N2H2").

                                    RECITALS

        A. N2H2 has and continues to compile a database of Web site URLs and corresponding information tags that describe the nature of the content on such Web sites, including whether such Web sites contain pornographic and/or other objectionable material.

        B. Inktomi provides search engine services to its customers utilizing certain technology for indexing and searching the Web.

        C. Inktomi desires to utilize the N2H2 database in connection with filtering its current and/or future * search, and for the purposes of *.

        In consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

                                    AGREEMENT

        1. Definitions. For purposes of this Agreement, in addition to the other terms defined in this Agreement, the following terms shall have the indicated meanings:

               1.1. "N2H2 Database" means the compilation of URLs of Web sites and N2H2 Tags associated with such URLs that is compiled by N2H2.

               1.2. "N2H2 Pornography Tags" means the subset of N2H2 Tags (existing now or in the future) that N2H2 uses to describe the pornographic nature of content contained on a Web page. The list of N2H2 Pornographic Tags used as of the Effective Date is so marked on Exhibit B.

               1.3. "N2H2 Tags" means the tags (existing now or in the future) that N2H2 uses to describe the nature of the content contained on a Web page. The list of N2H2 Tags used as of the Effective Date is set forth as Exhibit B.

               1.4. "Inktomi Customers" means all current and future Inktomi search and/or directory service customers, including without limitation, customers of the Media Search Service.

               1.5. "Intellectual Property Rights" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                                   EXHIBIT 10.17

               1.6. "Media Search Services" means *.

               1.7. "Term" shall have the meaning indicated in Section 8.

               1.8. "Usage Data" means the demographic, psychographic, statistical and other end user data generated by operation of Inktomi's search or directory engines and Media Search Service, including without limitation all end user "click through" information provided by Inktomi Customers to such customer's users.

               1.9. "Web" means the so-called World Wide Web, containing, inter alia, pages written in hypertext markup language (HTML) and/or any similar successor technology.

               1.10. "Web page" means a document on the Web which may be viewed in its entirety without leaving the applicable distinct URL address.

               1.11. "Web site" means a collection of inter-related Web pages.

        2. Licenses.

               2.1. N2H2 Pornographic Tags. N2H2 grants Inktomi a * license to use the N2H2 Database and N2H2 Pornographic Tags only in connection with the provision to Inktomi Customers and such customer's users of 1) Media Search Services or 2) *.

        3. Service Obligations.

               3.1. Service Level. N2H2 shall develop and maintain the N2H2 Database in a commercially reasonable manner in accordance with the performance criteria set forth on Exhibit A. N2H2 shall provide the N2H2 Database to Inktomi by methods designated by Inktomi from time to time. N2H2 shall maintain and provide Inktomi any and all updates to the N2H2 Tags that N2H2 may develop.

               3.2. Compliance. N2H2 shall not knowingly include in the N2H2 Database and/or N2H2 Tags any material that infringes the rights of a third party. N2H2 shall ensure that the N2H2 Database and/or N2H2 Tags do not violate the rules, laws or regulations of any jurisdiction worldwide.

               3.3. N2H2 Database/N2H2 Tags. As between Inktomi and N2H2, Inktomi acknowledges that N2H2 owns all right, title and interest in and to the N2H2 Database and N2H2 Tags, and that Inktomi shall not acquire any right, title, and interest in or to the N2H2 Database or N2H2 Tags.

               3.4. Usage Data. Inktomi shall own all, right, title and interest to any and all Usage Data that is collected by Inktomi. N2H2 shall own all, right title and interest to any and all Usage Data that is collected by N2H2.

                                                                   EXHIBIT 10.17

               3.5. Trademark License. Each party ("Licensor") grants to the other party ("Licensee") the right to use the trademarks, marks, and trade names that Licensor may adopt from time to time ("Licensor's Trademarks"), solely to exercise Licensee's rights or perform Licensee's obligations under this Agreement. All representations of Licensor's Trademarks that Licensee intends to use shall first be submitted to Licensor for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by Licensor. In addition, Licensee shall fully comply with all reasonable guidelines, if any, communicated by Licensor to Licensee concerning the use of Licensor's Trademarks. Nothing contained in this Agreement shall grant or shall be deemed to grant to Licensee any right, title or interest in or to Licensor's Trademarks.

                      a. At no time during or after the term of this Agreement shall either party challenge or assist others to challenge Licensor's Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party. If Licensee, in the course of exercising its rights hereunder, acquires any goodwill or reputation in any of Licensor's Trademarks, all such goodwill or reputation shall automatically vest in Licensor, when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take all such actions necessary to effect such vesting.

                      b. To the extent necessary to properly protect Licensor's rights, Licensor and Licensee shall enter into registered user agreements with respect to Licensor's Trademarks pursuant to applicable trademark law requirements in countries outside the United States. Licensee shall be responsible for proper filing of the registered user agreement with appropriate government authorities and shall pay all costs or fees associated with such filing.

               3.6. Publicity. The parties may issue press releases regarding the relationships contemplated under this Agreement; provided, that, the issuing party receives the other party's prior approval of the content of any such release. The parties may also provide acknowledgement of the other party on its Web site as a "partner."

        4. Warranties.

               4.1. By N2H2. N2H2 represents and warrants that: (a) it has full power and authority to enter into this Agreement and to grant the rights set forth herein; (b) throughout the Term, N2H2 shall use its commercially reasonable efforts to maintain the N2H2 Database free of material errors and defects and to perform in accordance with the functionality specifications and performance criteria set forth on Exhibit A; and (c) the N2H2 Database and/or N2H2 Tags do not and will not infringe any copyright, patent, trade secret, or other proprietary right held by any third party, and N2H2 has no knowledge of any allegations of any such infringement. N2H2 MAKES NO OTHER WARRANTY EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTIBILITY FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

               4.2. By Inktomi. Inktomi represents and warrants that it has full power and authority to enter into this Agreement.

        5. Payments.

(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                                   EXHIBIT 10.17

               5.1. Media Search Services Fee. N2H2 shall provide the N2H2 Pornographic Tags for use in Inktomi's Media Search Service and for * for a fee of *, that shall be paid as follows: (i) *; and (ii) *. In addition, within thirty (30) days of the Effective Date, Inktomi shall pay N2H2 *.

               5.2. Additional Consideration. When made commercially available by Inktomi, Inktomi will provide N2H2 a version of the Media Search Services using the N2H2 Pornographic Tags subject to Inktomi's standard terms and conditions. *.

        6. Confidentiality.

               6.1. Definition of Confidential Information. The terms and conditions of this Agreement and all information and documents disclosed or produced by either party in the course of this Agreement which are disclosed in written form and identified by a marking thereon as proprietary, or oral information which is defined at the time of disclosure and confirmed in writing within ten (10) business days of its disclosure, shall be deemed the "Confidential Information" of the disclosing party. Notwithstanding the above, the parties agree that any information (in any form, whether in tangible or intangible) relating to Media Search Services or Filtered Search Services is considered Confidential Information of Inktomi and any information relating to the N2H2 Database of N2H2 Porn Tags is considered Confidential Information of N2H2.

               6.2. Treatment of Confidential Information. Each party agrees to protect the other party's Confidential Information in the same manner as such party protects its own Confidential Information of substantially similar proprietary value, but in no case less than reasonable care. Each party agrees that it will use the Confidential Information of the other party only for the purposes of this Agreement and that it will not divulge, transfer, sell, license, lease, or otherwise disclose or release any such information or documents to third parties, with the exception of: (i) its employees or subcontractors who require access to such for purposes of carrying out such party's obligation hereunder; and (ii) persons who are employed as auditors by a public accounting firm or by a federal or state agency. Each party will use reasonable efforts to advise any person obtaining Confidential Information that such information is proprietary. Before disclosing Confidential Information to a non-party, including, without limitation, subcontracts, each party will obtain a written agreement obligating such person to maintain the confidentiality of any Confidential Information belonging to the party or its suppliers. Each party agrees that this Agreement as redacted to delete confidential information will be included as an exhibit in the Form S-1 filed by N2H2 with the Securities and Exchange Commission.

               6.3. No Other Confidential Information. Neither party shall have any obligation under this Article 6 for information of the other party which the receiving party can substantiate with documentary evidence that has been or is:
(i) developed by the receiving party independently and without the benefit of information disclosed hereunder by the disclosing party; (ii) lawfully obtained by the receiving party from a third party without restriction and without breach of this Agreement; (iii) publicly available without breach of this Agreement;
(iv) disclosed without restriction by the disclosing party to a third party; or
(v) known to the receiving party prior to its receipt from the disclosing party.

                                                                   EXHIBIT 10.17

               6.4. Independent Development. Each party, as a discloser of Confidential Information, understands that the other party, as recipient, may currently or in the future be developing information internally, or receiving information from other parties that may be similar to the disclosing party's information. Accordingly, nothing in this Agreement will be construed as a representation or inference that a party as a receiving party will not develop products or services, or have products or services developed or provided for it that, without violation of this Agreement, compete with the products or services contemplated by a disclosing party's Confidential Information.

        7. Indemnification.

               7.1. By N2H2. N2H2 shall, at its expense and Inktomi's request, defend any third party claim or action brought against Inktomi, and Inktomi's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors ("Inktomi Parties"), which, if true, would constitute a breach of any warranty, representation or covenant made by N2H2 under this Agreement and N2H2 shall hold the Inktomi Parties and/or Inktomi Customers ("Indemnified Party") (as the case may be) harmless from and against any costs, damages and fees reasonably incurred by an Indemnified Party, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Inktomi shall: (a) provide N2H2 reasonably prompt notice in writing of any such claim or action and permit N2H2, through counsel mutually acceptable to Inktomi and N2H2, to answer and defend such claim or action; and (b) provide N2H2 information, assistance and authority, at N2H2's expense, to help N2H2 to defend such claim or action. N2H2 will not be responsible for any settlement made by Inktomi without N2H2's written permission, which permission will not be unreasonably withheld.

               7.2. By Inktomi. Inktomi shall, at its expense and N2H2's request, defend any third party claim or action brought against N2H2, and N2H2's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors ("N2H2 Parties"), which, if true, would constitute a breach of any warranty, representation or covenant made by Inktomi under this Agreement, and Inktomi shall hold N2H2 Parties and/or N2H2 Customers ("Indemnified Party") (as the case may be) harmless from and against any costs, damages and fees reasonably incurred by an Indemnified Party, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. N2H2 shall: (a) provide Inktomi reasonably prompt notice in writing of any such claim or action and permit Inktomi, through counsel mutually acceptable to N2H2 and Inktomi, to answer and defend such claim or action; and (b) provide Inktomi information, assistance and authority, at Inktomi's expense, to help Inktomi to defend such claim or action. Inktomi will not be responsible for any settlement made by N2H2 without Inktomi's written permission, which permission will not be unreasonably withheld.

               7.3. Separate Counsel; Reimbursement. An indemnified party shall have the right to employ separate counsel and participate in the defense of any claim or action. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Article 7.

               7.4. Settlement. The indemnifying party may not settle any claim or action under this Article 7 without first obtaining the Indemnified Party's written permission, which permission will not be unreasonably withheld. In the event Inktomi and N2H2 agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the other's written permission, which permission will not be unreasonably withheld.

                                                                   EXHIBIT 10.17

               7.5. Proprietary Rights Infringement. Without limiting any of Inktomi's rights or remedies, in the event of any breach or alleged breach by N2H2 of Section 4.1(c), N2H2 shall notify Inktomi and shall at N2H2's expense:
(i) procure for Inktomi all rights necessary so that N2H2 shall not be in breach of Section 4.1(c); or (ii) modify the pertinent item or infringing part thereof, or replace the infringing components, modules, codes, data or materials having substantially the same or better capabilities. If neither of the foregoing is commercially practicable to achieve within a reasonable period of time, then, in addition to any other rights and remedies available to Inktomi, Inktomi may immediately terminate this Agreement.

        8. Term/Termination/Remedies.

               8.1. Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in force for a period of three (3) years from the Effective Date.

               8.2. Termination by Inktomi. In addition to any other rights and/or remedies that Inktomi may have under the circumstances, all of which are expressly reserved, Inktomi may suspend performance and/or terminate this Agreement immediately upon written notice at any time if: (a) N2H2 is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 3.3 or Article 6, and fails to cure that breach within thirty (30) days after written notice thereof; or (b) N2H2 is in material breach of: (i) Article 6; or (ii) Section 3.3; (c) N2H2 becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under any bankruptcy law filed against it which petition is not dismissed within sixty
(60) days of such filing, or has a trustee or receiver appointed for its business or assets or any part thereof. In addition, in the event that N2H2 and/or its stockholders enter into any agreement (including without limitation any merger agreement, asset sale agreement, or stock purchase agreement), the consummation of which results in the transfer of voting control or all or substantially all of its assets to an Inktomi competitor who provides search engine services, Inktomi may terminate this Agreement upon 90 days written notice to N2H2.


               8.3. Termination by N2H2. In addition to any other rights and/or remedies that N2H2 may have under the circumstances, all of which are expressly reserved, N2H2 may suspend performance and/or terminate this Agreement immediately upon written notice at any time if: (a) Inktomi is in material breach of Article 6; (b) Inktomi infringes any N2H2 intellectual property; or
(c) Inktomi becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under any bankruptcy law filed against it which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any part thereof.

               8.4. Effect of Termination/Expiration. Upon the expiration or termination of this Agreement for any reason, subject to the Transition Period (as defined below): (i) all license rights granted herein shall terminate; (ii) Inktomi shall pay to N2H2 all amounts due and outstanding as of the date of the termination; and in the event that Inktomi terminates this Agreement pursuant to
Section 8.2 due to a change of control of N2H2, Inktomi shall continue to make payments to N2H2 pursuant to

                                                                   EXHIBIT 10.17

Section 5 for the remainder of the 3 year term; and (iii) each party shall return to the other party, or destroy and certify the destruction of all, Confidential Information of the other party.

Transition Period At Inktomi's request, N2H2 shall, for a period not to exceed one-hundred twenty (120) days following the expiration or termination of this Agreement ("Transition Period") continue to provide Inktomi the services set forth under this Agreement at the same rates, terms and conditions as set forth in this Agreement.

               8.5. Survival. In the event of any termination or expiration of this Agreement for any reason, Articles and/or Sections 1, 3.3, 3.4, 6, 7, 8.7, and 9.

               8.6. Remedies.

                      8.6.1. Each party acknowledges that its breach of the confidentiality restrictions contained herein would cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which he other party may be legally be entitled, such party shall have the right to seek injunctive relief in the event of a breach of such sections by the other party or any of its officers, employees, consultants or other agents.

        9. Miscellaneous.

               9.1. Capacity. Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that such party has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

               9.2. Notice. Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally,
(ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report, or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

               9.3. Assignment. Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger, reorganization, or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement.

               9.4. No Third Party Beneficiaries. All rights and obligations of the parties hereunder are personal to them. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

               9.5. Governing Law. This Agreement will be governed and construed, to the extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to conflict of law principles. Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in San Mateo County, California under the

                                                                   EXHIBIT 10.17

Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               9.6. Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

               9.7. Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of force majeure.

               9.8. Compliance with Law. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

               9.9. Waiver. The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

               9.10. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

               9.11. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect such agreements.

               9.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

               9.13. Entire Agreement. This Agreement, and the Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

        IN WITNESS WHEREOF, the parties have caused this Information Services Agreement to be signed by their duly authorized representatives.


N2H2, INC.                                 INKTOMI CORPORATION


By:     /s/ John Duncan                    By:      /s/ Dennis L. McEvay
   ---------------------------                -------------------------------

                                                                   EXHIBIT 10.17

Name:   John Duncan                        Name:    Dennis L. McEvay
    --------------------------                  ----------------------------

Title:  CFO                                Title:   Vice President
      ------------------------                   ---------------------------

(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                                   EXHIBIT 10.17


                                    EXHIBIT A
                                     TO THE
                         INFORMATION SERVICES AGREEMENT

                             SERVICE SPECIFICATIONS

N2H2 DATABASE

*.

                                                                   EXHIBIT 10.17

                                    EXHIBIT B
                                     TO THE
                         INFORMATION SERVICES AGREEMENT

                                    N2H2 TAGS


PORN:          Material intended to be sexually arousing or erotic.